As filed with the Securities and Exchange Commission on October 11, 2005

Registration No. 333-128297

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM F-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

A-MAX TECHNOLOGY LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Bermuda	3651	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10/F, A-MAX Technology Tower

12-16 Fui Yiu Kok Street, Tsuen Wan

New Territories, Hong Kong

(852) 2798-6699

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang, Esq. John A. Otoshi, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Road Central, Hong Kong (852) 2522-7886	Chris K. H. Lin, Esq. Simpson Thacher & Bartlett LLP 7th Floor, ICBC Tower 3 Garden Road Central, Hong Kong (852) 2514-7600

Approximate date of commencement of proposed sale to the public:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Ordinary Shares, par value $0.00002 per share(3)	$123,337,500	$14,517

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	American depositary shares issuable upon deposit of the ordinary shares registered have been registered under a separate registration statement on Form F-6 (Registration No. 333-128365). Each American depositary share represents 25 ordinary shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The bye-laws of the Registrant provide for indemnification of the Registrant’s officers and directors against all liabilities, losses, damages or expenses incurred or suffered by such party as an officer or director of the Registrant; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Companies Act 1981 (the “Companies Act”) as in effect from time to time in Bermuda.

The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company’s bye-laws or in a contract or arrangement between the company and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

Pursuant to the form of indemnification agreements filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities. Our March 2004 issuances of ordinary shares to Victor Hok Yiu Chan, Cheung Nam Kang, Liu Hsien-Ping, Lee Jaw-Lung and March 2004 issuance of preference shares to SIIS Multimedia (No. 1) Limited were exempt from registration in reliance on Regulation S under the Securities Act. Based on the representations of these shareholders, none of them was a “U.S. person” as defined under Rule 902. In addition, the sale and issuance of our shares were conducted outside the U.S. and there were no direct selling efforts in the U.S. Our June 2005 issuance of Series A Preferred Shares to General Atlantic was exempt from registration in reliance on Regulation D under the Securities Act. Based on the representations of General Atlantic, General Atlantic is an “accredited investor” as defined under Rule 501.

Purchaser	Date of Sale or Issuance	Number of Securities*	Consideration ($)	Underwriting Discount and Commission ($)
Victor Hok Yiu Chan	March 25, 2004	6,000 ordinary shares	Transfer of 2,870,667 shares in Techniques International	N/A
Cheung Nam Kang	March 25, 2004	2,400 ordinary shares	Transfer of 1,148,265 shares in Techniques International	N/A
Liu Hsien-Ping	March 25, 2004	2,250 ordinary shares	Transfer of 1,076,500 shares in Techniques International	N/A

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration ($)	Underwriting Discount and Commission ($)
Lee Jaw-Lung	March 25, 2004	1,350 ordinary shares	Transfer of 645,900 shares in Techniques International	N/A
SIIS Multimedia (No. 1) Limited	March 25, 2004	2,998 preference shares	$1,434,436	N/A
Allied Knight Finance Limited	November 30, 2004	892 ordinary shares	Conversion of 892 preference shares**	N/A
Brilliant Elite Limited	November 30, 2004	892 ordinary shares	Conversion of 892 preference shares**	N/A
Lucktime Management Limited	November 30, 2004	892 ordinary shares	Conversion of 892 preference shares**	N/A
Seamless China Profits Limited	November 30, 2004	322 ordinary shares	Conversion of 322 preference shares**	N/A
General Atlantic Partners (Bermuda), L.P.	June 17, 2005	99,967,752 Series A Preferred Shares	$42,391,979.12	N/A
GAP-W International, LLC	June 17, 2005	29,798,080 Series A Preferred Shares	$12,636,070.73	N/A
GAP Coinvestments III, LLC	June 17, 2005	7,721,435 Series A Preferred Shares	$3,274,325.02	N/A
GAP Coinvestments IV, LLC	June 17, 2005	2,013,588 Series A Preferred Shares	$853,875.16	N/A
GapStar, LLC	June 17, 2005	1,768,632 Series A Preferred Shares	$749,999.97	N/A
GAPCO GmbH & Co. KG	June 17, 2005	221,079 Series A Preferred Shares	$93,750.00	N/A

*	All share numbers do not reflect the 1:50,000 share split which went effective on June 17, 2005.
**	In September 2004, SIIS Multimedia (No. 1) Limited transferred 892, 892, 892 and 322 preference shares to each of Allied Knight Finance Limited, Brilliant Elite Limited, Lucktime Management Limited and Seamless China Profits Limited, respectively.

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement.

3.1*	Bye-laws and Memorandum of Association of the Registrant, as currently in effect.

3.2*	Amended and Restated Bye-laws and Memorandum of Association of the Registrant.

4.1*	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3 hereto).

4.2*	Registrant’s Specimen Certificate for Ordinary Shares.

Exhibit Number	Description of Document
4.3*	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts.

4.4*	Series A Preferred Share Subscription Agreement, dated as of May 27, 2005, among the Registrant and other parties therein.

4.5*	Shareholders Agreement, dated as of June 17, 2005, among the Registrant and other parties therein.

4.6*	Registration Rights Agreement, dated as of June 17, 2005, among the Registrant and other parties therein.

5.1*	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered.

8.1*	Opinion of Conyers Dill & Pearman regarding certain Bermuda tax matters.

8.2*	Opinion of Latham & Watkins LLP regarding certain U.S. tax matters.

10.1*	2005 Share Incentive Plan.

10.2*	Form of Indemnification Agreement with the Registrant’s directors.

10.3*	Employment Agreement dated June 17, 2005 between the Registrant and Victor Chan.

10.4*	Employment Agreement dated June 17, 2005 between the Registrant and Diana Chan.

10.5*	Employment Agreement dated June 17, 2005 between the Registrant and Yu Xiao Dong.

10.6*	Windows Media Format Components Distribution License, dated June 1, 2004, between the Registrant and Microsoft Licensing, GP.

21.1*	Subsidiaries of the Registrant.

23.1*	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm.

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1 hereto).

23.3*	Consent of Latham & Watkins LLP.

23.4*	Consent of Richards Butler.

23.5*	Consent of Haiwen & Partners.

23.6*	Consent of H. Raymond Bingham.

23.7*	Consent of Peter Clarke.

24.1*	Powers of Attorney (included on signature page).

99.1*	Lease Agreement dated October 15, 2004 between the Registrant and Lucky Happy Development Limited.

99.2*	Code of Business Conduct and Ethics of the Registrant.
99.3*	Supplemental and Guarantee Agreement, dated January 21, 2003, among Registrant, Botany Investment Limited, Mr. Xuerao Chen and Mr. Yu Xiao Dong (Translation).
99.4*	Letter Agreement, dated November 17, 2004, between Registrant, Crosby Capital Partners (Hong Kong) Limited and its affiliate SBI Crosby Limited.
99.5*	GuaranteeAgreement, dated as of August 31, 2004, between E2-Capital (Holdings) Limited and The Hong Kong and Shanghai Banking Corporation Limited.
99.6*	GuaranteeAgreement, dated as of January 26, 2005, between E2-Capital (Holdings) Limited and Hang Seng Bank Limited.
99.7*	GuaranteeAgreement, dated as of January 26, 2005, between E2-Capital (Holdings) Limited and The Hong Kong and Shanghai Banking Corporation Limited.
99.8*	GuaranteeAgreement, dated as of January 26, 2005, between E2-Capital (Holdings) Limited and DBS Bank (Hong Kong).

Exhibit Number	Description of Document
99.9*	GuaranteeAgreement, dated as of January 26, 2005, between E2-Capital (Holdings) Limited and The Hong Kong and Shanghai Banking Corporation Limited.
99.10*	BermudaTax Assurance, dated April 2, 2004.

*	Filed previously
**	Filed herewith

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.    UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on October 11, 2005.

A-Max Technology Limited

By:	/s/ Victor Chan
Name:	Victor Chan
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Victor Chan Victor Chan	Chairman of the Board / Chief Executive Officer (principal executive officer)	October 11, 2005

/s/ Diana Chan Diana Chan	Director / Chief Financial Officer (principal financial and accounting officer)	October 11, 2005

/s/ * Yu Xiao Dong	Director	October 11, 2005

/s/ * Nam Kang Cheung	Director	October 11, 2005

/s/ * Sin Just Wong	Director	October 11, 2005

/s/ * Vince Feng	Director	October 11, 2005

/s/ * Philip Trahanas	Director	October 11, 2005

/s/ * Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized Representative in the United States	October 11, 2005

*By: /s/ Victor Chan Victor Chan Attorney-in-Fact

A-MAX TECHNOLOGY LIMITED

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement.
3.1*	Bye-laws and Memorandum of Association of the Registrant, as currently in effect.
3.2*	Amended and Restated Bye-laws and Memorandum of Association of the Registrant.
4.1*	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3 hereto).
4.2*	Registrant’s Specimen Certificate for Ordinary Shares.
4.3*	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts.
4.4*	Series A Preferred Share Subscription Agreement, dated as of May 27, 2005, among the Registrant and other parties therein.
4.5*	Shareholders Agreement, dated as of June 17, 2005, among the Registrant and other parties therein.
4.6*	Registration Rights Agreement, dated as of June 17, 2005, among the Registrant and other parties therein.
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered.
8.1*	Opinion of Conyers Dill & Pearman regarding certain Bermuda tax matters.
8.2*	Opinion of Latham & Watkins LLP regarding certain U.S. tax matters.
10.1*	2005 Share Incentive Plan.
10.2*	Form of Indemnification Agreement with the Registrant’s directors.
10.3*	Employment Agreement dated June 17, 2005 between the Registrant and Victor Chan.

10.4*	Employment Agreement dated June 17, 2005 between the Registrant and Diana Chan.

10.5*	Employment Agreement dated June 17, 2005 between the Registrant and Yu Xiao Dong.
10.6*	Windows Media Format Components Distribution License, dated June 1, 2004, between the Registrant and Microsoft Licensing, GP.
21.1*	Subsidiaries of the Registrant.
23.1*	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm.
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1 hereto).
23.3*	Consent of Latham & Watkins LLP.
23.4*	Consent of Richards Butler.
23.5*	Consent of Haiwen & Partners.
23.6*	Consent of H. Raymond Bingham.
23.7*	Consent of Peter Clarke.
24.1*	Powers of Attorney (included on signature page).
99.1*	Lease Agreement dated October 15, 2004 between the Registrant and Lucky Happy Development Limited.
99.2*	Code of Business Conduct and Ethics of the Registrant.
99.3*	Supplemental and Guarantee Agreement, dated January 21, 2003, among Registrant, Botany Investment Limited, Mr. Xuerao Chen and Mr. Yu Xiao Dong (Translation).
99.4*	Letter Agreement, dated November 17, 2004, between Registrant, Crosby Capital Partners (Hong Kong) Limited and its affiliate SBI Crosby Limited.
99.5*	GuaranteeAgreement, dated as of August 31, 2004, between E2-Capital (Holdings) Limited and The Hong Kong and Shanghai Banking Corporation Limited.
99.6*	GuaranteeAgreement, dated as of January 26, 2005, between E2-Capital (Holdings) Limited and Hang Seng Bank Limited.
99.7*	GuaranteeAgreement, dated as of January 26, 2005, between E2-Capital (Holdings) Limited and The Hong Kong and Shanghai Banking Corporation Limited.
99.8*	GuaranteeAgreement, dated as of January 26, 2005, between E2-Capital (Holdings) Limited and DBS Bank (Hong Kong).

Exhibit Number		Description of Document
99.9*		Guarantee Agreement, dated as of January 26, 2005, between E2-Capital (Holdings) Limited and The Hong Kong and Shanghai Banking Corporation Limited.
99.10	*	BermudaTax Assurance, dated April 2, 2004.

*	Filed previously
**	Filed herewith